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                                    DELAWARE

                                 The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO
HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF
FORMATION OF "STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.", FILED IN THIS OFFICE
ON THE TWENTY-SIXTH DAY OF JANUARY, A.D. 2005, AT 6:54 O'CLOCK P.M.

                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                     [SEAL]            Harriet Smith Windsor, Secretary of State

3917966 8100                           AUTHENTICATION: 3645221

050066184                              DATE: 01-27-05

                                                         State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                   Delivered 06:54 PM 01/26/2005
                                                     FILED 06:54 PM 01/26/2005
                                                    SRV 050066184 - 3917966 FILE

                            CERTIFICATE OF FORMATION

                                       OF

                    STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.

     This Certificate of Formation of Stanwich Asset Acceptance Company, L.L.C.,
dated as of January 26, 2005 has been duly executed and is being filed by
Shannon L. Smith, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et
seq.)

     1.   The name of the limited liability company is Stanwich Asset Acceptance
          Company, L.L.C. (the "Company").

     2.   The address of the registered office of the Company in the State of
          Delaware is 1209 Orange Street, Corporate Trust Center, in the City of
          Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Company at such address is The Corporation
          Trust Company.

     3.   The period of duration of the Company is perpetual unless otherwise dissolved in accordance with the Limited Liability Company Agreement of the Company.

     4.   This Certificate of Formation shall be effective as of its filing.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Formation of the Company this 26th day of January 2005.

                                       By: /s/ Shannon L. Smith
                                           -------------------------------------
                                           Name: Shannon L. Smith
                                           Title: Authorized Person